ACTIVE/80802737.2 CAMDEN NATIONAL CORPORATION [AMENDED AND RESTATED] CHANGE OF CONTROL AGREEMENT This [Amended and Restated] Change of Control Agreement (the “Agreement”) is by and between Camden National Corporation, a Maine Corporation (“CNC”) and [(Name)] (“Executive”). RECITALS WHEREAS, CNC is a bank holding company whose principal subsidiary is engaged in the business of banking and businesses incidental thereto; WHEREAS, Executive possesses unique skills, knowledge and experience relating to the business of CNC; WHEREAS, CNC desires to retain the future services of Executive, and, in that connection, Executive desires to be assured that, in the event of a change in the control of CNC, Executive will be provided with an adequate severance payment for termination without cause or as compensation for Executive’s severance because of a material change in Executive’s duties and functions; WHEREAS, CNC desires to be assured of the objectivity of Executive in evaluating a potential change of control and advising whether or not a potential Change of Control is in the best interest of CNC and its shareholders; and WHEREAS, CNC desires to induce Executive to remain in the employ of CNC following a Change of Control to provide for continuity of management. NOW, THEREFORE, in consideration of the premises and of their mutual covenants expressed in this Agreement, the parties hereto make the following agreement, intending to be legally bound thereby: Section 1 - Definitions. Capitalized terms used in this Agreement shall have the meanings set forth in this Section 1 below, unless the context clearly requires a different meaning. A. “Base Salary” means, with respect to Executive, Executive’s annual base salary as in effect at the time of Executive’s Separation from Service; provided, however, that if Executive terminates Executive’s service for Good Reason following a reduction in Executive’s base salary, then for purposes of Section 3, Base Salary shall mean Executive’s base salary as in effect immediately prior to any such reduction.

2 ACTIVE/80802737.2 B. “Benefit Period” means a period of [__]1 months following Executive’s Separation from Service. C. “Board” means the Board of Directors of CNC. D. “Bonus” means the annual cash incentive bonus actually awarded to the executive under CNC’s Executive Incentive Plan, or other annual bonus plan or successor annual bonus plan applicable to Executive (including the value of any portion of such bonus that Executive has elected to use to purchase shares of common stock under CNC’s Management Stock Purchase Plan), and excluding (i) any sign-on bonus, retention bonus or other special bonus paid to Executive and (ii) any equity awards, including awards under CNC’s Long-Term Incentive Plan, other long-term incentive awards or restricted stock received by or paid to Executive. E. “Cause” shall mean (a) a willful, material and substantive breach of written CNC policy, which breach is not cured by Executive within a reasonable time after receipt of written notice from CNC specifying the breach; (b) a willful, intentional and substantive breach of fiduciary duty to CNC or any of its affiliates involving personal gain or profit to Executive; (c) other employment engaged in by Executive that substantially impairs Executive’s ability to perform Executive’s obligations, for which consent of CNC was not previously obtained; (d) death of Executive; (e) substantial disability of Executive, which materially impairs Executive’s ability to perform Executive’s duties; (f) conviction of Executive of any felony or crime of moral turpitude, or any intentional crime in the conduct of Executive’s office with the CNC or any affiliate, which is materially adverse to the welfare of CNC or any affiliate, but excluding any conviction which is not the result of any action or inaction by Executive for Executive’s personal gain, or in willful violation of law or CNC policy. For purposes of this definition, no act, or failure to act shall be deemed “willful” if done by Executive in good faith and in the reasonable belief that such act or omission was in the best interest of CNC. F. “Change of Control” shall have the meaning provided in CNC’s 2012 Equity and Incentive Plan, as amended from time to time. G. “Code” means the Internal Revenue Code of 1986, as amended from time to time. H. “CNC” means Camden National Corporation and includes all entities with whom CNC would be considered a single employer under Section 414(b) or (c) of the Code. I. “Committee” means the Compensation Committee of the Board. J. “Executive” shall mean [(Name and Title)] of Camden National Corporation. K. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as now in effect and as amended from time to time. 1 36 for CEO, 24 (or other period determined by the Committee) for other applicable Executives.

3 ACTIVE/80802737.2 L. “Good Reason” shall mean (a) a material diminution in Executive’s annual base salary which shall mean a reduction in Executive’s salary of at least ten percent (10%); (b) a material diminution in Executive’s authority, duties, or responsibilities; or (c) any other action or inaction that constitutes a material breach by CNC of Executive’s employment arrangement. Executive is required to provide notice to CNC of the condition giving rise to the Good Reason within a period not to exceed ninety (90) days of the initial existence of the condition. CNC shall have thirty (30) days from the date of any notice from Executive alleging that a Good Reason condition exists, to remedy the Good Reason condition. If CNC fails to remedy the Good Reason condition within thirty (30) days, Executive may Separate from Service for Good Reason, unless CNC disagrees that a Good Reason condition exists. M. “Health Benefits” shall mean the medical, prescription drug, dental, and any other related benefit plans sponsored by CNC that may be in effect upon the Qualifying Termination. N. “Involuntary Separation from Service” means Separation from Service due to the independent decision of CNC to terminate Executive’s services, other than due to Executive’s explicit request, when Executive was willing and able to continue performing services. O. “Separation from Service” means the date of Executive’s termination of employment with CNC, whether voluntary, or involuntary, including, without limitation, by death, or retirement. P. “Qualifying Termination” means (a) Involuntary Separation From Service other than for Cause, or (b) Separation From Service for Good Reason. Executive will not be deemed to have incurred a Qualifying Termination unless Executive executes a release of claims in a form substantially similar to the form attached as Exhibit A hereto (the “Release”) and the Release becoming effective within thirty (30) days following Executive’s Separation From Service. Section 2 - Reduction in Compensation Proscribed After a Change of Control. From the date of a Change of Control to the date that is at least two (2) years after such Change of Control, Executive shall receive, while still employed by CNC, a salary and an annual bonus opportunity payable at a rate no less than the highest rate in effect during the one-year period before the Change of Control. In addition, during such period, CNC shall pay and provide for Executive at no cost higher than in effect prior to the Change of Control, all of Executive’s then-current fringe benefits, including but not limited to health, disability, dental and life insurance, all of which shall be at levels and amounts no less favorable than levels and amounts in effect as of the Change of Control. Section 3 - Cash Severance If Executive experiences a Qualifying Termination either (x) within two (2) years following a Change of Control or (y) within three (3) months prior to a Change of Control, provided a definitive agreement with respect to such Change of Control has been entered into by

4 ACTIVE/80802737.2 the parties as of the date of such Qualifying Termination, Executive shall be entitled to the “Cash Severance” (as defined in A., below), plus the benefits provided in Sections 4 and 5. A. Cash Severance. Executive’s total “Cash Severance” shall be equal to (i) [__]2 multiplied by (ii) the sum of (x) Executive’s Base Salary and (y) the average annual Bonus for the three immediately preceding fiscal years. B. Payment of Cash Severance. Subject to the execution by Executive of the Release and the Release becoming effective within thirty (30) days of the date of Executive’s Qualifying Termination, the Cash Severance shall be paid to Executive in substantially equal installments, payable in continuous payroll period installments for the applicable Benefit Period, commencing within thirty (30) days of the date of Executive’s Qualifying Termination; provided that the initial installment payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of Executive’s Qualifying Termination. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). C. Return of Payments. If it is determined that Executive at any time misrepresented any financial information, any and all payments that have been made to Executive under this Agreement shall be due and payable back to CNC within thirty (30) days of such notice of the misrepresentation. Any future payments under this Agreement shall be forfeited upon receiving notice of such misrepresentation by Executive. D. Additional Limitation. 1. Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by CNC to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which Executive becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in Executive receiving a higher After Tax Amount (as defined below) than Executive would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (i) cash payments not subject to Section 409A of the Code; (ii) cash payments subject to Section 409A of the Code; (iii) equity-based payments and acceleration; and (iv) non-cash forms of benefits; provided that in 2 3 for CEO, 2 (or other multiple determined by the Committee) for other applicable Executives.

5 ACTIVE/80802737.2 the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. § 1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. § 1.280G-1, Q&A-24(b) or (c). 2. For purposes of this Section 3.D., the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on Executive as a result of Executive’s receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. 3. The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to Section 3.D.1. shall be made by a nationally recognized accounting firm selected by CNC (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by CNC or Executive. Any determination by the Accounting Firm shall be binding upon CNC and Executive. Section 4 - Group Health Benefits. Upon a Qualifying Termination pursuant to which Executive is entitled to receive the Cash Severance, CNC will provide continuation of coverage to Executive and Executive’s eligible family members of their group medical health plan coverage. Such coverage shall continue for the lesser of the Benefit Period or the maximum period permitted under COBRA continuation coverage. Executive will be required to pay employee required premiums in effect to CNC during the COBRA continuation period. If the Benefit Period is greater than the maximum period permitted under COBRA continuation, CNC shall pay Executive such amount that, after all Federal, State and local taxes, would pay for the same coverage as an active employee for such period that exceeds the COBRA continuation maximum. Such amount shall be paid in a single lump sum cash payment no more than thirty (30) days following the date the Qualifying Termination occurred. Section 5 - Vesting of Equity Awards. Notwithstanding anything to the contrary in any applicable plan, option agreement or stock-based award agreement, (a) to the extent that any stock options and other stock-based awards held by Executive are assumed or continued by the acquiror or successor entity in a Change of Control or substituted with new awards of such acquiror or successor entity (or parent thereof) as determined in the discretion of the parties to such Change of Control, then such assumed, continued or substituted stock options or other stock-based awards shall not

6 ACTIVE/80802737.2 automatically vest and/or become fully exercisable or nonforfeitable upon the consummation of a Change of Control and (b) upon a Qualifying Termination pursuant to which Executive is entitled to receive the Cash Severance, all stock options and other stock-based awards held by Executive shall immediately accelerate and become fully exercisable or nonforfeitable as of the date of such Qualifying Termination. Section 6 - Payments Payable to Estate. In the event that any cash payment is payable under this Agreement to Executive, and Executive dies before receiving such payment, such payment shall be paid to Executive’s estate. Section 7 - Impact on Other Compensation and Benefit Programs. There will be no duplication between payments made under this Agreement and any payment or benefit under any other plan, program, agreement, or arrangement. Except as otherwise specifically provided for herein, payments under this Agreement will not be considered compensation for purposes of any compensation, deferred compensation, insurance, pension, savings, or other benefit plan. Section 8 - Arbitration. Subject to CNC’s right to seek injunctive relief under Section 9 of this Agreement, all disputes arising out of or relating to this Agreement or to Executive’s employment or the termination thereof, will be resolved by final and binding arbitration in Camden, Maine, conducted by the American Arbitration Association under the Federal Arbitration Act in accordance with its Employment Dispute Resolution Rules then in effect. This paragraph will apply both during and after termination of the employment relationship. Either party will have the right to enforce this Agreement to arbitrate in either federal or state court. The arbitrator’s fees and expenses shall be payable by CNC. All proceedings and documents prepared in connection with any arbitration under this Agreement will be confidential information and, unless otherwise required by law, the contents or subject matter thereof will not be disclosed to any person other than the parties to the proceedings, their counsel, witnesses and experts, the arbitrator, and, if court enforcement of an arbitration award is sought, the court and court staff hearing such matter. Should a dispute under this Agreement be submitted to arbitration and Executive prevails in that arbitration, Executive will be entitled to recover reasonable expenses incurred in connection with that arbitration, including but not limited to reasonable attorneys’ fees from CNC. Should CNC prevail, or should any financial award determined by the arbitrator be between the respective amounts sought by CNC and Executive, each party will pay its own costs.

7 ACTIVE/80802737.2 Section 9 - Noncompetition and Nonsolicitation Agreement and Business Protection. Notwithstanding anything to the contrary contained elsewhere in this Agreement: A. Noncompetition Agreement and Nonsolicitation Agreement 1. In view of Executive’s importance to the success of CNC, Executive and CNC agree that CNC would likely suffer significant harm from Executive’s competing with CNC during Executive’s term of employment with CNC and for some period of time thereafter. Accordingly, Executive agrees that Executive shall not engage in competitive activities while employed by CNC and for a period of [___] ([__] months)3 following Executive’s Qualifying Termination. Executive shall be deemed to engage in competitive activities if he shall, without the prior written consent of CNC, (i) within fifty (50) miles (by air) of any office of CNC and its subsidiaries, render services directly or indirectly, as an employee, officer, director, consultant, advisor, partner or otherwise, for any organization or enterprise which competes directly or indirectly with the business of CNC or any of its affiliates in providing financial products or services (including, without limitation, banking, insurance, or securities products or services) to consumers and businesses, or (ii) directly or indirectly acquires any financial or beneficial interest in (except as provided in the next sentence) any organization which conducts or is otherwise engaged in a business or enterprise within fifty (50) miles (by air) of any office of CNC and its subsidiaries which competes directly or indirectly with the business of CNC or any of its affiliates in providing financial products or services (including, without limitation, banking, insurance or securities products or services) to consumers and businesses. Notwithstanding the preceding sentence, Executive shall not be prohibited from owning less than one percent (1%) of any publicly traded corporation, whether or not such corporation is in competition with CNC. 2. While employed by CNC and for a period of [____] ([__]) months3 following Executive’s Qualifying Termination, Executive agrees that Executive shall not, in any manner, directly or indirectly, (i) solicit by mail, by telephone, by personal meeting, or by any other means, either directly or indirectly, any customer or prospective customer of CNC to whom Executive provided services, or for whom Executive transacted business, or whose identity become known to Executive in connection with Executive’s services to CNC (including employment with or services to any predecessor or successor entities), to transact business with a person or an entity other than CNC or its affiliates or reduce or refrain from doing any business with CNC or its affiliates or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between CNC or its affiliates and any such customer or prospective customer. The term “solicit” as used in this Agreement means any communication of any kind whatsoever, inviting, encouraging or requesting any person to take or refrain from taking any action with respect to the business of CNC and its subsidiaries. 3 18 for CEO, 12 for other applicable Executives.

8 ACTIVE/80802737.2 3. While employed by CNC and for a period of [_____] ([__]) months3 following Executive’s Qualifying Termination, Executive agrees that Executive shall not, in any manner, directly or indirectly, solicit any person who is an employee of CNC or any of its affiliates to apply for or accept employment or a business opportunity with any other person or entity. 4. The parties agree that nothing herein shall be construed to limit or negate the common law of torts or trade secrets where it provides broader protection than that provided herein. B. Confidential Information. Executive has obtained and may obtain confidential information concerning the businesses, operations, financial affairs, organizational and personnel matters, policies, procedures and other non-public matters of CNC and its affiliates, and those of third-parties that is not generally disclosed to persons not employed by CNC or its subsidiaries. Such information (referred to herein as the “Confidential Information”) may have been or may be provided in written form or orally. Executive shall not disclose to any other person the Confidential Information at any time during Executive’s employment with CNC or after the Qualifying Termination; provided that Executive may disclose such Confidential Information only to a person who is then a director, officer, employee, partner, attorney or agent of CNC who, in Executive’s reasonable good faith judgment, has a need to know the Confidential Information. C. Remedies 1. Executive acknowledges that a violation on Executive’s part of this Section 9 would cause immeasurable and irreparable damage to CNC. Accordingly, Executive agrees that notwithstanding Section 9 hereof, CNC shall be entitled to injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any of the provisions of this Section 9, in addition to any other remedies it may have. 2. In addition to CNC’s right to seek injunctive relief as set forth in subparagraph 1 above of this Section 9.C, in the event that Executive shall violate the terms and conditions of this Section 9, CNC may: (i) make a general claim for damages and (ii) terminate any payments or benefits payable by CNC, if applicable, to Executive. 3. The Board shall be responsible for determining whether Executive shall have violated this Section 9, and in the absence of Executive’s ability to show that the Board has acted in bad faith and without fair dealing, such decision will be final and binding. Upon the request of Executive, CNC shall provide an advance opinion as to whether a proposed activity would violate the provisions of this Agreement.

9 ACTIVE/80802737.2 Section 10 - Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the applicable provisions of the Code and the laws of the State of Maine, without regard to the conflict of law principles. Section 11 - Notices and Payments. All payments required or permitted to be made under the provisions of this Agreement, and all notices and other communications required or permitted to be given or delivered under this Agreement to CNC or to Executive, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first-class mail, addressed as follows: A. If to CNC: Camden National Corporation 2 Elm Street P.O. Box 310 Camden, Maine 04843-0310 Attn: Chairman, Compensation Committee B. If to Executive: (Name) (Address) CNC or Executive may, by notice given to the other from time to time and at any time, designate a different address for making payments required to be made, and for the giving of notices or other communications required or permitted to be given, to the party designating such new address. Section 12 - Payroll Taxes. Any payment required or permitted to be made or given to Executive under this Agreement shall be subject to the withholding and other requirements of applicable laws, and to the deduction requirements of any benefit plan maintained by CNC in which Executive is a participant and to all reporting, filing, and other requirements in respect of such payments, and CNC shall use its best efforts to promptly satisfy all such requirements. Section 13 - Compliance With Section 409A of the Code. A. Cash Severance and benefits paid under this Agreement are intended to be administered to meet the exemption requirements of Code Section 409A and the regulations thereunder so that the cash severance and benefit payments do not provide for the deferral of compensation. Anything in this Agreement to the contrary notwithstanding, if at the time of Executive’s separation from service within the meaning of Section 409A of the Code, CNC determines that Executive is a “specified employee” within the meaning of

10 ACTIVE/80802737.2 Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that Executive becomes entitled to under this Agreement on account of Executive’s separation from service would be considered deferred compensation otherwise subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (1) six months and one day after Executive’s separation from service, or (2) Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule. B. All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by CNC or incurred by Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. C. To the extent that any payment or benefit described in this Agreement constitutes “non- qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon Executive’s termination of employment, then such payments or benefits shall be payable only upon Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h). D. The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. Section 14 - Successor and Assigns. This agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of CNC; provided, however, that CNC may not assign this Agreement or any of its rights or obligations hereunder to

11 ACTIVE/80802737.2 any party other than a corporation which succeeds to substantially all of the business and assets of CNC by merger, consolidation, sale of assets or otherwise. This Agreement shall inure to the benefit of and be binding upon the successor and assigns (including successive, as well as immediate, successors and assigns) of Executive; provided, however, that the right of Executive under this Agreement may be assigned only to Executive’s personal representative or trustee or by will or pursuant to applicable laws of descent and distribution. Section 15 - Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of Executive’s employment to the extent necessary to effectuate the terms contained herein. Section 16 - Integration; Waiver This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. Section 17 - Term of the Agreement. This Agreement may be unilaterally terminated by CNC effective December 31, 2015 (Original Termination Date) if it takes action at least ninety (90) days prior to the Original Termination Date. If no such action is taken by the Original Termination Date, the New Termination Date shall be the December 31 of each following year. This Agreement shall continue in effect unless action is taken by CNC to terminate this Agreement at least ninety (90) days prior to such New Termination Date. Section 18 - Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

ACTIVE/80802737.2 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on and to be effective on __________, 2015. In the Presence of: EXECUTIVE [(name)] In the Presence of: CNC Chairman, CNC Compensation Committee

A-1 ACTIVE/80802737.2 EXHIBIT A RELEASE OF CLAIMS 1. Release. In consideration of the payments and benefits under that certain [Amended and Restated] Change of Control Agreement, dated [____________], by and between Camden National Corporation (“Company”) and the undersigned, [___________] (“Employee”), Employee, and for those who may in any way claim through Employee, including Executive’s heirs, executors, administrators, and assigns, hereby releases and discharges Company, and any other person, firm, or corporation associated or affiliated with it in any capacity, and its officers, directors, employees, agents, attorneys, successors, and assigns, both past and present (“Releasees”) from any and all claims, causes of action, and suits at law or in equity, of any kind, including any claims for commissions, bonus, reimbursements, compensation, damages, debts, reinstatement, transfer, employment, breach of contract, damages of property or claims for any losses, injuries or damages of any nature whatsoever, whether disclosed or undisclosed and whether known or unknown, including but not limited to, any losses, injuries, or damages resulting from or in any way connected with any employment relationship between Employee and Releasees or service provided by Employee to Releasees while so employed, any charges and allegations for claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866 (42 U.S.C. § 1981), the Maine Human Rights Act or equivalent act of any other state, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act of 1990, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, the Maine Whistleblowers’ Protection Act, the Equal Pay Act, the Family Medical Leave Act, Executive Order 11246, or any other employment discrimination laws and regulations, federal or state, as well as claims for wrongful discharge, tortious breach of the covenant of good faith and fair dealing, intentional infliction of emotional distress, defamation, interference with contractual relations, and procurement of the breach of an employment contract, which Employee now has or ever had. 2. Age Discrimination - Waiver of Claims. Employee acknowledges that he has been given a copy of this Release. Employee further acknowledges that he has had twenty-one (21) days to consider this Release, seven (7) days to revoke it in writing, and has been advised to consult with counsel of Executive’s own choice regarding this Release, has carefully read the same, understands the contents and signs this Release as Executive’s own free act. 3. Confidentiality. Employee expressly agrees not to publicize or disclose to any third party at any time: this Release or the consideration paid for this Release. 4. Non-waiver. This agreement does not waive or release any rights, claims, or causes of action that may arise from acts or omissions occurring after the date I execute this Release, nor does this agreement waive or release any rights, claims or causes of action relating to (A) indemnification from Company and its affiliates with respect to my activities on behalf of CNC and its affiliates prior to my termination of employment, (B) compensation or benefits to which I am entitled under any compensation or benefit plans of Company or its affiliates or (C) amounts to which I am entitled pursuant to the Agreement to which a form of this Release of Claims was attached as Exhibit A. Except as contemplated by the preceding sentence, I agree not

A-2 ACTIVE/80802737.2 to bring or join any lawsuit or file any claim against Company in any court relating to my employment or the termination of my employment. 5. Governing Law. This Agreement shall be interpreted and enforced under the laws of the State of Maine without regard to the conflict of law principles. Date: Employee Camden National Corporation By: Name: Title: Date: